Exhibit 10(uuu)

Supplemental Agreement

[Joint BNY/4101 AUSTIN Letterhead]

FRUCTIBAIL INVEST

Attention: [            ]

115, rue Montmartre

75002 Paris, France

February 27, 2006

Dear Sirs:

Reference is made to the Real Estate Lease dated February 27, 2006 (the “Real Estate Lease”) between 4101 Austin Boulevard Corp. (“4101 AUSTIN”) and Fructibail Invest (“FRUCTIBAIL”), a wholly owned subsidiary of Natexis Banques Populaires, and the Real Estate Sublease dated February 27, 2006 (the “Real Estate Sublease”) between FRUCTIBAIL and The Bank of New York (“BNY”) (the transactions contemplated by the Real Estate Lease and the Real Estate Sublease together, the “Transaction”). This letter (this “Supplemental Agreement”) sets forth supplemental agreements between the parties to the Transaction as set forth herein. Capitalized terms used but not defined herein have the meanings assigned to them in the Real Estate Lease and Real Estate Sublease. All references to taxes herein shall also include any interest and penalties relating to such taxes.

1. Each of FRUCTIBAIL, BNY and 4101 AUSTIN understand that the mutual intention of all the parties is to enter into both the Real Estate Lease and the Real Estate Sublease. For the avoidance of doubt and to avoid frustration of the intention of the parties, 4101 AUSTIN, BNY and FRUCTIBAIL hereby agree that the Real Estate Lease shall be void ab initio if FRUCTIBAIL and BNY fail to enter into the Real Estate Sublease and no obligations for the parties shall ensue thereunder.

2. BNY shall indemnify FRUCTIBAIL and any Affiliate thereof, on an After-Tax Basis, from, against and in respect of any US federal and any state or local income, franchise or similar tax (other than any Withholding Tax, which shall be governed by Article 39 of the Real Estate Lease and Article 38 of the Real Estate Sublease) incurred by FRUCTIBAIL or any Affiliate thereof as a result of or in connection with the Transaction except to the extent that such tax would not have been incurred but for (i) any Connection (or former Connection) of FRUCTIBAIL or any Affiliate to the United States, other than any such Connection (or former Connection) arising solely as a result of FRUCTIBAIL having executed or performed its obligations or received a payment under, any of the Real Estate Lease or Real Estate Sublease or this Supplemental Agreement or having asserted rights or remedies under any of the Real Estate Lease or Real Estate Sublease or this Supplemental Agreement, including without limitation taking possession of the Premises and any subsequent activities in connection with leasing the Premises, or (ii) any breach or incorrectness of any representation, warranty or covenant given by FRUCTIBAIL in any of the Real Estate Lease, the Real Estate Sublease, the Real Estate Lease Waiver Agreement dated February 27], 2006 between 4101 AUSTIN and FRUCTIBAIL (the “Lease Waiver Agreement”), the Real Estate

Sublease Waiver Agreement dated February 27, 2006 between FRUCTIBAIL and BNY (the “Sublease Waiver Agreement”) or this Supplemental Agreement.

Without duplication, BNY shall indemnify FRUCTIBAIL and any of its Affiliates with respect to, any US state or local taxes other than income, franchise or similar taxes (“Non-Income Taxes”), which Non-Income Taxes shall include but not be limited to, any New York state or city estate, inheritance, excise, sales and use tax, commercial rent and occupancy tax, real property transfer tax, mortgage recording tax, any other real estate taxes and any general or special assessments (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Premises, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Premises, and (iii) any taxes or assessments levied in whole or in part for public benefits to the Premises, including, without limitation, any Business Improvement District taxes and assessments) if any, imposed on any payments under, or otherwise relating to, any of the Real Estate Lease, Real Estate Sublease, the Guarantee, or this Supplemental Agreement other than any such Non-Income Tax that would not have been incurred but for (i) any Connection (or former Connection) of FRUCTIBAIL or any Affiliate to the United States, other than any such Connection (or former Connection) arising solely as a result of FRUCTIBAIL having executed or performed its obligations or received a payment under, any of the Real Estate Lease or Real Estate Sublease or this Supplemental Agreement or having asserted rights or remedies under any of the Real Estate Lease or Real Estate Sublease or this Supplemental Agreement, including without limitation taking possession of the Premises and any subsequent activities in connection with leasing the Premises, or (ii) any breach or incorrectness of any representation, warranty or covenant given by FRUCTIBAIL in the Real Estate Lease, the Real Estate Sublease, the Lease Waiver Agreement, the Sublease Waiver Agreement or this Supplemental Agreement. Without duplication, BNY shall be responsible for the payment of all Non-Income Taxes except Subtenant-Paid Taxes. For the avoidance of doubt, if such Subtenant-Paid Taxes are not reimbursed by BNY to FRUCTIBAIL pursuant to Section 27.1 of the Real Estate Sublease, BNY shall indemnify FRUCTIBAIL and its Affiliates for such Subtenant-Paid Taxes.

FRUCTIBAIL will not be entitled to receive any payment under Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease in respect of any Withholding Tax, to the extent such Withholding Tax, would not have been incurred but for any Connection (or former Connection) of FRUCTIBAIL or any Affiliate in the United States, other than any such Connection (or former Connection) arising solely as a result of FRUCTIBAIL having executed or performed its obligations or received a payment under, any of the Real Estate Lease, Real Estate Sublease or this Supplemental Agreement or FRUCTIBAIL having performed any activities directly relating thereto.

FRUCTIBAIL covenants that (without regard to any actions arising from the execution or performance of its obligations or receipt of any payment under any of the Real Estate Lease, Real Estate Sublease or this Supplemental Agreement or it having asserted any rights under such agreements) (i) it does not have, and at no time during the Term of the Transaction will have, any trade or business in the United States and is not and will not become subject to tax on its net profits in the United States, (ii) no aspect of the Transaction will be properly reportable on the financial accounting books or records of

FRUCTIBAIL or any of its Affiliates as being associated with any such trade or business or taxable presence in the United States, and (iii) the principal negotiations will be undertaken by, and any documentation associated with the transaction will be approved and executed by, officers and employees of FRUCTIBAIL in France.

Connection shall mean, in relation to an entity and a territory, that entity or its Affiliates having a place of business in that territory, that entity or its Affiliates conducting business in that territory or that entity or its Affiliates being subject to tax on its net profits in that territory.

3. If FRUCTIBAIL has received any payment under paragraph 2 of this Supplemental Agreement or Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease, FRUCTIBAIL will claim any deduction, credit, refund, offset, allocation, or other tax savings available, if any (“Tax Savings”), for any tax in respect of which it has received any such payment, and 4101 AUSTIN or BNY, as the case may be, shall after receipt of a written request from FRUCTIBAIL, supply FRUCTIBAIL with such forms or other documentary evidence as may be reasonably necessary to entitle FRUCTIBAIL, as the case may be, to claim such Tax Savings. To the extent that FRUCTIBAIL has received any Tax Savings, then FRUCTIBAIL, without duplication with any payment made pursuant to Article 29 of the Real Estate Lease or Article 38 of the Real Estate Sublease, shall promptly pay to BNY or 4101 AUSTIN, as appropriate, an amount which FRUCTIBAIL determines in its discretion, acting in good faith and after consultation with BNY or 4101 AUSTIN, will leave FRUCTIBAIL, after the payments, in the same After-Tax position as it would have been in had the payments required under paragraph 2 of this Supplemental Agreement or Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease, as the case may be, not been required to be made by the other party (taking into account any income inclusions related to the payment of the relevant tax or indemnity); provided, however, that in no event shall any payment under this paragraph 3 exceed the amount of corresponding tax or indemnity payment made by BNY or 4101 AUSTIN under paragraph 2 of this Supplemental Agreement or Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease, as the case may be; and provided further, that nothing herein shall entitle BNY or 4101 AUSTIN to examine FRUCTIBAIL’s tax returns or books and records.

4. FRUCTIBAIL and its Affiliates on the one hand, and BNY and its Affiliates, on the other, will take such actions (in addition to claiming any available Tax Savings) as are available to it and requested by BNY or FRUCTIBAIL, as the case may be, to minimize any Withholding Tax required to be paid with respect to the payment of any amounts under the Real Estate Lease or the Real Estate Sublease or any tax liability that is indemnified against under this Supplemental Agreement or Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease, as the case may be, provided such actions are, in the reasonable discretion of the party of whom the action is requested, determined not to be materially disadvantageous or cause unreasonable hardship to itself or its Affiliates and provided expenses relating to such actions are borne by the other party.

FRUCTIBAIL will provide a properly completed IRS Form W-8BEN, including Part II thereof. Subject to an adverse Change of Law, FRUCTIBAIL will timely comply with any reasonable request to provide an additional IRS Form W-8BEN (or successor form).

Any determination that a Change of Law has occurred and that such Change of Law has had an adverse impact on FRUCTIBAIL must be supported by an opinion of counsel from a law firm of international standing.

5. Unless it has received and has delivered to each of the other parties an opinion of Dewey Ballantine LLP or other internationally recognized tax counsel to the effect that based on a Change of Law there exists no reasonable basis for treating the Transaction as contemplated by this paragraph 5, BNY, 4101 AUSTIN and FRUCTIBAIL hereby agree that solely for all US federal and any US state or local income, franchise, excise or similar tax purposes, BNY, 4101 AUSTIN and FRUCTIBAIL, to the extent FRUCTIBAIL is required by the US federal, state or local tax law or taxing authorities to take a position with respect to the treatment of the Transaction for US federal, or any US state or local income, franchise, estate, inheritance, excise or similar tax purposes, shall treat the Transaction as one in which FRUCTIBAIL is treated as holding an instrument described in Section 1275(a)(1)(A) of the US Internal Revenue Code of 1986, as amended (the “Code”) that has been issued by BNY or an Affiliate, and that such instrument is not connected to any US trade or business of FRUCTIBAIL or any of its Affiliates.

FRUCTIBAIL will indemnify BNY, 4101 AUSTIN and any other member of the affiliated group of corporations that files a consolidated US federal income tax return with BNY (collectively, the “BNY Indemnitees”), on an After-Tax Basis, from, against and in respect of all costs, liabilities, damages and taxes (including, for the avoidance of doubt, any US federal, state or local income taxes and any Withholding Tax imposed on any payment made by (i) 4101 AUSTIN to FRUCTIBAIL under the Real Estate Lease or (ii) BNY to FRUCTIBAIL under the Real Estate Sublease) incurred by any BNY Indemnitee as a result of any breach by FRUCTIBAIL of (i) its obligations under the preceding sentence or (ii) one or more of the conditions described in Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease. If any breach of FRUCTIBAIL’s obligations pursuant to either of the first two sentences of this paragraph causes BNY or 4101 AUSTIN to pay a Gross-Up Amount to FRUCTIBAIL under either the Real Estate Sublease or the Real Estate Lease, FRUCTIBAIL will pay to the party with such obligation an amount equal to such Gross-Up Amount (“Gross-Up Refund”). Any unpaid Gross-Up Refund will offset and net against any obligation of BNY or 4101 AUSTIN to pay a Gross-Up Amount.

6. Unless it has received and has delivered to each of the other parties an opinion of Allen & Overy LLP or other internationally recognized tax counsel to the effect that based on a Change of Law there exists no reasonable basis for treating the Transaction as contemplated by this paragraph 6, BNY, 4101 AUSTIN and FRUCTIBAIL agree that solely for French tax purposes, each of FRUCTIBAIL, 4101 AUSTIN, and BNY, to the extent 4101 AUSTIN or BNY is required by French tax law or tax authorities to take a position with respect to any such tax, shall respect the characterization of the Transaction under New York law as that of a lease of commercial real estate properties between 4101 AUSTIN and FRUCTIBAIL, with 4101 AUSTIN as the owner/lessor and FRUCTIBAIL as the lessee, and a sublease between FRUCTIBAIL and BNY, with FRUCTIBAIL as the lessee/sublessor and BNY as the sublessee.

BNY will indemnify FRUCTIBAIL and its Affiliates (collectively, the “FRUCTIBAIL Indemnitees”), on an After-Tax Basis, from, against and in respect of all costs,

liabilities, damages and taxes (including, for the avoidance of doubt, any French income taxes and any Withholding Tax imposed on any payment made by (i) FRUCTIBAIL to 4101 AUSTIN under the Real Estate Lease or (ii) FRUCTIBAIL to BNY under the Real Estate Sublease) incurred by FRUCTIBAIL as a result of any breach by BNY or 4101 AUSTIN of (i) its obligations under the preceding sentence or (ii) one or more of the conditions described in Article 39 of the Real Estate Lease or Article 38 of the Real Estate Sublease.

If any breach of BNY’s or 4101 AUSTIN’s obligation pursuant to the first sentence of this paragraph causes FRUCTIBAIL to pay a Gross-Up Amount to BNY or 4101 AUSTIN under either the Real Estate Sublease or Real Estate Lease, BNY or 4101 AUSTIN, as the case may be, will pay to FRUCTIBAIL an amount equal to such Gross-Up Amount (“Gross-Up Refund”). Any unpaid Gross-Up Refund will offset and net against any obligation of FRUCTIBAIL to pay a Gross-Up Amount.

FRUCTIBAIL represents that, effective prior to the Effective Date, FRUCTIBAIL has validly elected to be subject to French corporate income tax (impôt sur les sociétés) under the provisions set out under articles 206.3 and 239 of the French Code général des impôts. FRUCTIBAIL agrees that, throughout the term of the Transaction, FRUCTIBAIL will not take (or permit any of its Affiliates to take) any action whatsoever that will cause FRUCTIBAIL to cease being subject to French corporate income tax.

7. FRUCTIBAIL shall indemnify the BNY Indemnitees, on an After-Tax Basis, from, against and in respect of (a) any tax (other than any Withholding Tax, which shall be governed by Article 39 of the Real Estate Lease and Article 38 of the Real Estate Sublease) imposed by the Republic of France for which the Indemnified Person is or will be liable, to the extent that such tax (i) is attributable solely to the transactions contemplated by the documents executed in connection with Transaction and (ii) is not attributable to or arising from an enterprise engaged in business operations in France by BNY or 4101 AUSTIN (within the meaning of Section 209-I of the Code Général des Impôts) and (b) any interest, penalties, additions to tax for which the BNY Indemnitee is or will be liable to the Republic of France in connection with the tax liability referred to under (a) above to the extent such interest, penalties, additions to tax (i) are attributable solely to the transactions contemplated by the documents executed in connection with Transaction and (ii) are not attributable to or arising from an enterprise engaged in business operations in France by BNY or 4101 AUSTIN (within the meaning of Section 209-I of the Code Général des Impôts).

Notwithstanding the foregoing, FRUCTIBAIL shall have no obligation to indemnify for any tax, interest, penalties, additions to tax or similar amounts pursuant to the foregoing sentence to the extent such tax, interest, penalties, additions to tax or similar amounts would not have been incurred but for any breach or incorrectness of any representation, warranty, or covenant given by BNY or 4101 AUSTIN in any of the Real Estate Lease, Real Estate Sublease or this Supplemental Agreement.

8. Payment of any amounts owing pursuant to paragraphs 2, 4, 5, 6, or 7 hereof shall be made as follows: (i) to the extent such amount is an indemnity in respect of Withholding Tax, within 5 Business Days after written demand therefor and (ii) with respect to any other amount, within 45 days of written demand therefor. Any written demand pursuant to the foregoing shall be made within 5 Business Days of the party becoming aware or should have become aware that any amount may be owing and shall describe in reasonable detail the amount of and basis for the liability in respect of which the payment is to be made. If a party should have been aware that any amount was owing, but did not make a written demand within 5 Business Days of that time, then any subsequent claim made pursuant to this paragraph shall only be effective for amounts arising from the date that the claim is actually made.

9. BNY and 4101 AUSTIN each hereby represents to FRUCTIBAIL, and FRUCTIBAIL hereby represents to BNY and 4101 AUSTIN, that:

(a) It is duly organized under the laws of its jurisdiction of organization and has the power and authority to execute and deliver this Supplemental Agreement and to perform its obligations hereunder.

(b) It has taken all necessary action to authorize the execution and delivery of this Supplemental Agreement and the performance of its obligations hereunder, and this Supplemental Agreement has been duly executed and delivered on its behalf. This Supplemental Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws and legal and equitable principles affecting the enforcement of creditors’ rights generally.

(c) Its execution and delivery of this Supplemental Agreement, and the undertaking and performance of the obligations expressed to be assumed by it hereunder, will not conflict with any requirement of its organizational or governing documents or result in a breach of or a default under applicable law, or any agreement or instrument to which it is a party or by which it is bound or in respect of any indebtedness in relation to which it is a guarantor or a surety, in a manner in which such conflict, breach or default would, in all reasonable likelihood, have a material adverse effect on its ability to perform its obligations hereunder. No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of any agency or governmental authority or any other person is required in connection with the execution, delivery or performance of this Supplemental Agreement by it or the validity or enforceability of this Supplemental Agreement which, if not obtained, would, in all reasonable likelihood, have a material adverse effect on its ability to perform its obligations hereunder.

(d) It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(e) Its participation in the Transaction will not give rise to any obligations under Sections 6111 and 6112 of the Code.

10. (a) No failure on the part of any party hereto to exercise, no delay in exercising and no course of dealing with respect to any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Supplemental Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b) This Supplemental Agreement shall be governed by and construed in accordance with the law of the State of New York. Each party hereto hereby: (a) irrevocably consents and submits to the jurisdiction of any US federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein concerning any matters arising out of or in any way relating to this Supplemental Agreement; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) waives its right to a trial by jury (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party hereto further agrees that any action or proceeding against it in respect to any matters arising out of or in any way relating to this Supplemental Agreement shall be brought only in the State of New York, County of New York. FRUCTIBAIL hereby appoints CT Corporation System, having an office at 111 Eighth Avenue, 13th Floor, New York, NY 10001 as FRUCTIBAIL’s agent who shall be authorized to accept service of process on FRUCTIBAIL’s behalf. FRUCTIBAIL shall have the right to appoint a successor agent upon notice to BNY and 4101 AUSTIN but, at all times, FRUCTIBAIL shall have a duly authorized agent for service of process in New York City.

(c) Any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Supplemental Agreement shall be in writing and shall be (1) mailed by certified mail, postage prepaid, return receipt requested, or (2) sent by internationally recognized overnight air courier service, or (3) sent by telecopy (provided an identical notice is also sent simultaneously by mail or overnight courier). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

if to BNY or 4101 AUSTIN:

The Bank of New York

One Wall Street – 10th Floor

New York, NY 10286 USA

Attention: General Counsel

if to FRUCTIBAIL:

115, rue Montmartre

75002 Paris, France

Attention: [            ]

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notices shall be deemed given when delivered by hand or when receipt is verified by telephone confirmation, or if mailed, when received, with failure to accept delivery constituting delivery for this purpose. Any notices received after 5:00 p.m. (New York City time) on a Business Day shall be deemed delivered on the following Business Day. Any party hereto may change the addresses for notices set forth above by giving at least ten days’ prior notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

(d) The covenants, conditions and agreements contained in this Supplemental Agreement shall bind and inure to the benefit of each party hereto and their respective legal representatives, successors and assigns, and shall survive the expiration or earlier termination of the Real Estate Lease and the Real Estate Sublease.

(e) Any provision of this Supplemental Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating either the portion of that provision which is not held to be prohibited or unenforceable, or the remaining provisions of this Supplemental Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction, so long as the remaining provisions of this Supplemental Agreement continue to reflect the business understanding of the parties as evidenced herein.

(f) This Supplemental Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

(g) This Supplemental Agreement contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Supplemental Agreement shall not be modified, changed or supplemented, except by written instrument executed by both parties.

(h) This Supplemental Agreement is not being offered under conditions of confidentiality and is not intended to be a reportable transaction within the meaning of Section 6111 of the Code. Accordingly, 4101 AUSTIN, FRUCTIBAIL, BNY and their respective employees, representatives or other agents may freely disclose to any and all persons, without any limitation of any kind, the US tax structure and US tax aspects of the transaction described herein, and all materials of any kind (including opinions or other US tax analysis) that are provided to any of the foregoing persons that are related to such tax structure and tax aspects of the transaction.

Please signify your agreement to the foregoing by signing where indicated below.

Very truly yours

THE BANK OF NEW YORK

By:	/s/ Thomas J. Mastro
	Name:	Thomas J. Mastro
	Title:	Comptroller

4101 AUSTIN BOULEVARD CORP.

By:	/s/ Stephen Q. Petrula
	Name:	Stephen Q. Petrula
	Title:	President

AGREED AND ACCEPTED:

FRUCTIBAIL INVEST

By:	/s/ Fabrice Croppi /s/ Imed Ben Romdhane
	Name:	Fabrice Croppi & Imed Ben Romdhane
	Title:	Co-Heads of Financial Engineering

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